NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2013 RESULTS

•	First quarter 2013 net revenue of $293.4 million, as compared to $325.6 million in the comparable prior year quarter, decrease of 9.9% year-over-year

•	First quarter 2013 non-GAAP net income of $19.4 million, as compared to $28.1 million in the comparable prior year quarter, decrease of 31.0% year-over-year

•	First quarter 2013 non-GAAP diluted earnings per share of $0.50, as compared to $0.73 in the comparable prior year quarter, decrease of 31.5% year-over-year

•	Company expects second quarter 2013 net revenue to be in the range of $345 million to $360 million, with non-GAAP operating margin in the range of 9.5% to 10.5%

SAN JOSE, California - April 25, 2013 - NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the first quarter ended March 31, 2013.

Net revenue for the first quarter ended March 31, 2013 was $293.4 million, as compared to $325.6 million for the first quarter ended April 1, 2012, and $310.4 million in the fourth quarter ended December 31, 2012. Net income, computed in accordance with GAAP, for the first quarter of 2013 was $15.3 million, or $0.39 per diluted share. This compared to GAAP net income of $25.1 million, or $0.65 per diluted share, for the first quarter of 2012, and GAAP net income of $16.1 million, or $0.41 per diluted share, in the fourth quarter of 2012.

Gross margin on a non-GAAP basis in the first quarter of 2013 was 30.5%, as compared to 31.0% in the year ago comparable quarter, and 30.0% in the fourth quarter of 2012. Non-GAAP operating margin was 10.0% in the first quarter of 2013, as compared to 12.5% in the first quarter of 2012, and 11.4% in the fourth quarter of 2012. Non-GAAP net income was $0.50 per diluted share in the first quarter of 2013, as compared to non-GAAP net income of $0.73 per diluted share in the first quarter of 2012, and non-GAAP net income of $0.55 per diluted share in the fourth quarter of 2012.

Our non-GAAP tax rate was 34.6% in the first quarter 2013, as compared to 30.1% in the year ago comparable quarter, and 39.4% in the fourth quarter of 2012. The higher tax rate in the first quarter 2013, as compared with the comparable prior year quarter, reflects a shift in geographic mix of revenues, and corresponding profits, towards the Americas.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation and expense, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “The lower than expected operating margin in the first quarter was driven by product mix, primarily due to difficulties in the transition to our new ReadyNAS line of products. The transition occurred late in the quarter and difficulty securing components and some last minute bug fixes led to unanticipated delays. This marked the first time we completely replaced an entire line of products, which involved obsoleting ten models and replacing them with seven brand new models. The execution was much harder than anticipated and we learned a valuable lesson in engineering and manufacturing planning. The good news is that our supply is now in full swing and customer feedback on the new product line has been very positive.”

“We continue to see large market opportunities created by the ever expanding access to high speed Internet connectivity among consumers and businesses. We are very focused today on building our product portfolios for intermediate and long term growth in all three of our business units. In retail, we continue to gain traction with the 11ac upgrade cycle and we are gaining share in the Smart Home space, specifically with our Internet video streaming solutions. In our Commercial Business Unit, the launches of the new ReadyNAS and 10GBaseT switches in the first quarter were received enthusiastically by the market, positioning us for growth in the months and years ahead. And in our Service Provider Business Unit, we introduced our first LTE gateway into the North American fixed mobile data market and have attracted interest from multiple service providers.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “As discussed on our February earnings call, we anticipated a quarter-over-quarter decline of net revenue in the first quarter caused by weaker sell-in to our channel and service provider customers. We were further negatively impacted by our inability to ship the backlog on our new line of ReadyNAS products. Our non-GAAP operating margin came in at 10.0%, which is lower than our original guidance of 11% to 12%. Even though the second quarter is seasonally weak for retail, we expect sequential growth for both the commercial and service provider business units.”

Mr. Lo added, "Our outlook for the growth drivers of our core business remains unchanged, as does our confidence in the superiority of our products. We expect to continue to open up new channels, penetrate the developing markets and enter new product categories. Looking forward, with a full quarter of AirCard product shipments weighing in, and the supply of our new ReadyNAS products back to normal, we expect second quarter 2013 net revenue to be in the range of $345 to $360 million and non-GAAP operating margin to be between 9.5% and 10.5%. Furthermore, we expect our non-GAAP tax rate to be approximately 38% in the second quarter 2013."

Investor Conference Call / Webcast Details
NETGEAR will review the first quarter 2013 results and discuss management's expectations for the second quarter of 2013 today, Thursday, April 25, 2013 at 5 p.m. Eastern (2 p.m. Pacific). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight Eastern (9 p.m. Pacific) on Thursday, May 2, 2013 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 412249.

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 36,000 retail locations around the globe, and through approximately 43,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2013 NETGEAR, Inc. NETGEAR, ReadyNAS, AirCard and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words "anticipate", "expect", "believe", "will", "may", "should", "estimate", "project", "outlook", "forecast" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding expected net revenue and non-GAAP operating margin and non-GAAP tax rate, expectations for intermediate and long term growth in all three of our business units, expectations regarding new product introductions which position the Company for growth, sequential growth in the second quarter 2013 for both the commercial and service provider business units, opening new channels, penetrating the developing markets and entering new product categories. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 10 through 29, in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on February 26, 2013. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$279,098	$149,032
Short-term investments	143,314	227,845
Accounts receivable, net	237,896	256,014
Inventories	158,555	174,903
Deferred income taxes	24,052	22,691
Prepaid expenses and other current assets	34,773	33,724
Total current assets	877,688	864,209
Property and equipment, net	18,387	19,025
Intangibles, net	26,079	27,621
Goodwill	100,880	100,880
Other non-current assets	22,282	22,834
Total assets	$1,045,316	$1,034,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,410	$87,310
Accrued employee compensation	14,103	18,338
Other accrued liabilities	119,587	126,255
Deferred revenue	26,998	27,645
Income taxes payable	4,667	1,382
Total current liabilities	247,765	260,930
Non-current income taxes payable	13,187	13,735
Other non-current liabilities	6,987	5,293
Total liabilities	267,939	279,958
Stockholders' equity:
Common stock	39	38
Additional paid-in capital	402,050	394,427
Cumulative other comprehensive income	139	4
Retained earnings	375,149	360,142
Total stockholders' equity	777,377	754,611
Total liabilities and stockholders' equity	$1,045,316	$1,034,569

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	April 1, 2012

Net revenue	$293,399	$310,436	$325,620
Cost of revenue	205,662	219,058	225,771
Gross profit	87,737	91,378	99,849
Operating expenses:
Research and development	15,338	14,789	14,121
Sales and marketing	36,389	35,519	38,970
General and administrative	12,327	11,507	10,413
Restructuring and other charges	(30)	1,190	—
Litigation reserves, net	48	(30)	151
Total operating expenses	64,072	62,975	63,655
Income from operations	23,665	28,403	36,194
Interest income	149	154	119
Other income (expense), net	74	(153)	(601)
Income before income taxes	23,888	28,404	35,712
Provision for income taxes	8,545	12,325	10,565
Net income	$15,343	$16,079	$25,147

Net income per share:
Basic	$0.40	$0.42	$0.67
Diluted	$0.39	$0.41	$0.65

Weighted average shares outstanding used to compute net income per share:
Basic	38,433	38,293	37,796
Diluted	39,050	38,924	38,576

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation and expense, and litigation reserves, net of tax.
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	April 1, 2012

Net revenue	$293,399	$310,436	$325,620
Cost of revenue	204,002	217,286	224,554
Gross profit	89,397	93,150	101,066

Operating expenses:
Research and development	14,666	14,068	13,510
Sales and marketing	35,159	34,391	37,776
General and administrative	10,118	9,283	9,096
Total operating expenses	59,943	57,742	60,382
Income from operations	29,454	35,408	40,684
Interest income	149	154	119
Other income (expense), net	74	(153)	(601)
Income before income taxes	29,677	35,409	40,202
Provision for income taxes	10,263	13,951	12,094
Net income	$19,414	$21,458	$28,108

Net income per share:
Basic	$0.51	$0.56	$0.74
Diluted	$0.50	$0.55	$0.73

Weighted average shares outstanding used to compute net income per share:
Basic	38,433	38,293	37,796
Diluted	39,050	38,924	38,576

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 31, 2013	December 31, 2012	April 1, 2012

GAAP gross profit	$87,737	$91,378	$99,849
Amortization of intangible assets	1,471	1,446	947
Stock-based compensation expense	189	326	270
Non-GAAP gross profit	$89,397	$93,150	$101,066
Non-GAAP gross margin	30.5%	30.0%	31.0%

GAAP research and development	$15,338	$14,789	$14,121
Stock-based compensation expense	(672)	(721)	(611)
Non-GAAP research and development	$14,666	$14,068	$13,510

GAAP sales and marketing	$36,389	$35,519	$38,970
Stock-based compensation expense	(1,230)	(1,128)	(1,194)
Non-GAAP sales and marketing	$35,159	$34,391	$37,776

GAAP general and administrative	$12,327	$11,507	$10,413
Stock-based compensation expense	(1,499)	(1,391)	(1,317)
Acquisition related expense	(710)	(833)	—
Non-GAAP general and administrative	$10,118	$9,283	$9,096

GAAP total operating expenses	$64,072	$62,975	$63,655
Stock-based compensation expense	(3,401)	(3,240)	(3,122)
Restructuring and other charges	30	(1,190)	—
Acquisition related expense	(710)	(833)	—
Litigation reserves, net	(48)	30	(151)
Non-GAAP total operating expenses	$59,943	$57,742	$60,382

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2013	December 31, 2012	April 1, 2012

GAAP operating income	$23,665	$28,403	$36,194
Amortization of intangible assets	1,471	1,446	947
Stock-based compensation expense	3,590	3,566	3,392
Restructuring and other charges	(30)	1,190	—
Acquisition related expense	710	833	—
Litigation reserves, net	48	(30)	151
Non-GAAP operating income	$29,454	$35,408	$40,684
Non-GAAP operating margin	10.0%	11.4%	12.5%

GAAP net income	$15,343	$16,079	$25,147
Amortization of intangible assets	1,471	1,446	947
Stock-based compensation expense	3,590	3,566	3,392
Restructuring and other charges	(30)	1,190	—
Acquisition related expense	710	833	—
Litigation reserves, net	48	(30)	151
Tax effect	(1,718)	(1,626)	(1,529)
Non-GAAP net income	$19,414	$21,458	$28,108

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.39	$0.41	$0.65
Amortization of intangible assets	0.04	0.04	0.02
Stock-based compensation expense	0.09	0.09	0.09
Restructuring and other charges	0.00	0.03	—
Acquisition related expense	0.02	0.02	—
Litigation reserves, net	0.00	0.00	0.00
Tax effect	(0.04)	(0.04)	(0.03)
Non-GAAP net income per diluted share	$0.50	$0.55	$0.73

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	July 1, 2012	April 1, 2012

Cash, cash equivalents and short-term investments	$422,412	$376,877	$362,420	$360,428	$369,420
Cash, cash equivalents and short-term investments per diluted share	$10.82	$9.68	$9.34	$9.34	$9.58

Accounts receivable, net	$237,896	$256,014	$248,862	$271,769	$249,208
Days sales outstanding (DSO)	73	76	72	77	70

Inventories	$158,555	$174,903	$178,916	$152,820	$134,314
Ending inventory turns	5.2	5.0	4.9	5.9	6.7

Weeks of channel inventory:
U.S. retail channel	9.9	8.8	9.8	12.3	9.8
U.S. distribution channel	8.9	10.2	8.4	8.6	8.6
EMEA distribution channel	4.1	4.4	4.4	4.1	5.0
APAC distribution channel	7.2	7.2	4.7	5.7	5.6

Deferred revenue	$28,961	$27,645	$28,205	$25,478	$25,156

Headcount	866	850	854	818	810
Non-GAAP diluted shares	39,050	38,924	38,802	38,595	38,576

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 31, 2013		December 31, 2012		April 1, 2012
Americas	$156,676	53%	$169,979	54%	$168,355	52%
EMEA	107,125	37%	110,460	36%	125,081	38%
APAC	29,598	10%	29,997	10%	32,184	10%
Total	$293,399	100%	$310,436	100%	$325,620	100%

NET REVENUE BY SEGMENT

	Three Months Ended
	March 31, 2013		December 31, 2012		April 1, 2012
Retail	$126,322	43%	$138,539	44%	$128,977	40%
Commercial	70,851	24%	73,447	24%	74,632	23%
Service Provider	96,226	33%	98,450	32%	122,011	37%
Total	$293,399	100%	$310,436	100%	$325,620	100%